UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2014 (July 10, 2014)

MEMORIAL RESOURCE DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36490	46-4710769
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2100 Houston, Texas		77010 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On July 10, 2014, Memorial Resource Development Corp., a Delaware corporation (the “Company”), completed its private placement of $600,000,000 in aggregate principal amount of the Company’s 5.875% Senior Notes due 2022 (the “Notes”) to Citigroup Global Markets Inc. and the other initial purchasers (collectively, the “Initial Purchasers”). The Notes were issued pursuant to an indenture, dated July 10, 2014 (the “Indenture”), among the Company, the subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee.

The Notes are the general unsecured senior obligations of the Company. The Notes rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness and senior in right of payment to any of the Company’s existing and future subordinated indebtedness. The Notes are effectively junior in right of payment to all of the Company’s existing and future secured indebtedness and other secured obligations, including borrowings outstanding under the Company’s revolving credit facility, to the extent of the value of the assets securing such indebtedness and obligations. The Notes are structurally junior to all existing and future indebtedness and other liabilities of any non-guarantor subsidiaries. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by each of the Guarantors and by certain future subsidiaries of the Company.

Maturity and Interest

The Notes will mature on July 1, 2022, and interest is payable on the Notes on January 1 and July 1 of each year, commencing January 1, 2015.

Redemption

The Company may redeem all or any part of the Notes at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, at any time before July 1, 2017. The Company may also, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes prior to July 1, 2017 in an amount not greater than the net cash proceeds from certain equity offerings at a redemption price of 105.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, under certain circumstances. In addition, the Company has the option to redeem all or a portion of the Notes at any time on or after July 1, 2017 at the redemption prices specified in the Indenture plus accrued and unpaid interest, if any. The Company may also be required to repurchase the Notes upon a change of control.

Certain Covenants

The Indenture restricts the Company’s ability, and the ability of the Company’s restricted subsidiaries, to: (i) pay dividends on, purchase or redeem the Company’s common stock or purchase or redeem subordinated debt; (ii) make certain investments; (iii) incur or guarantee additional indebtedness or issue certain types of equity securities; (iv) create or incur certain liens; (v) sell assets; (vi) consolidate, merge or transfer all or substantially all of the Company’s assets; (vii) enter into agreements that restrict distributions or other payments from the Company’s restricted subsidiaries to the Company; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important qualifications and limitations, and the Company’s unrestricted subsidiaries (including Memorial Production Partners LP and its subsidiaries) will not be subject to these covenants. In addition, most of the covenants will be terminated before the Notes mature if at any time no default (as defined under the Indenture) exists under the Indenture and the Notes receive an investment grade rating from both of two specified ratings agencies.

Events of Default

The Indenture provides that each of the following is an event of default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Company for 30 days after notice to comply with certain obligations to repurchase Notes; (v) failure by the Company for 120 days after notice to comply with its reporting obligations; (vi) failure by the Company for 60 days after notice to comply with any of the other agreements in the Indenture; (vii) there occurs with respect to any indebtedness having an outstanding principal amount of $25.0 million or more of the Company or any of its restricted subsidiaries (a) an event of default which results in such indebtedness being due and payable prior to its express maturity or (b) failure to make a principal, premium or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period; (viii) failure by the Company, any of its restricted subsidiaries or other significant subsidiary to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of the Company’s restricted subsidiaries that is (or group of restricted subsidiaries that, taken together would be) a significant subsidiary; and (x) any Note guarantee ceases to be in full force and effect or a guarantor of the Notes denies or disaffirms its obligations under its Note guarantee, in each case, other than in accordance with the terms of the Indenture. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers, dated July 10, 2014. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes. In addition, the Company and the Guarantors have agreed to exchange the guarantees related to the Notes for registered guarantees having substantially the same terms as the original guarantees. The Company and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 365 days after the issuance of the Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.    Other Events.

On July 16, 2014, the entire $350,000,000 outstanding principal amount of the Company’s 10.00%/10.75% Senior PIK Toggle Notes due 2018 (the “PIK Notes”) was redeemed at a redemption price of 102% of the principal amount of the PIK Notes plus accrued and unpaid interest. Such redemption amount was previously deposited with the trustee under the indenture governing the PIK Notes in order to effect the satisfaction and discharge of such indenture (including the termination of the obligations of the Company thereunder).

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

4.1	Indenture, dated July 10, 2014, by and among Memorial Resource Development Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee
4.2	Form of 5.875% Senior Note due 2022 (included as Exhibit A to Exhibit 4.1)
4.3	Registration Rights Agreement, dated as of July 10, 2014, by and among Memorial Resource Development Corp., the several guarantors named therein and Citigroup Global Markets Inc., as representative of the initial purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL RESOURCE DEVELOPMENT CORP.

Date: July 16, 2014	By:	/s/ Kyle N. Roane
Kyle N. Roane
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated July 10, 2014, by and among Memorial Resource Development Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee
4.2	Form of 5.875% Senior Note due 2022 (included as Exhibit A to Exhibit 4.1)
4.3	Registration Rights Agreement, dated as of July 10, 2014, by and among Memorial Resource Development Corp., the several guarantors named therein and Citigroup Global Markets Inc., as representative of the initial purchasers named therein